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                                                                    Exhibit 21.1

                           Subsidiaries of the Company

                Name                             Jurisdiction of Incorporation
eFunds Corporation                                       California
Analytic Research Technologies, Inc.                     Minnesota
eFunds Canada, Inc.                                      Canada
eFunds Government Services, Inc.                         Delaware
Chex Systems, Inc.                                       Minnesota
eFunds Holdings Limited                                  United Kingdom
eFunds International Limited                             United Kingdom
Deposit Payment Protection Services, Inc.                Delaware
iDLX Corporation                                         Delaware
iDLX International B.V.                                  Netherlands
iDLX Holdings B.V.                                       Netherlands
eFunds IT Solutions Group, Inc.                          Delaware
eFunds International India Private Limited               India
eFunds Overseas, Inc.                                    Minnesota
Access Cash International LLC                            Delaware
ACI - Canada, Inc.                                       Minnesota
Samsar ATM Co., Inc.                                     Washington
Evergreen Teller Services, Inc.                          California
Access Cash Canada Co.                                   Canada